Exhibit 3.48

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SYNAPSE GROUP, INC.

(Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware)

The undersigned President and Chief Executive Officer of Synapse Group, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:

1.

The present name of the Corporation is Synapse Group, Inc., which is the name under which the Corporation was originally incorporated in Delaware; and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is December 22, 1999.

2.

An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 12, 2001, amending and restating the Restated Certificate of Incorporation of the Corporation.

3.

An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 17, 2001, further amending and restating the Amended and Restated Certificate of Incorporation of the Corporation,

4.	This Amended and Restated Certificate of Incorporation further amends and restates the Amended and Restated Certificate of Incorporation of the Corporation now in effect.

5.

This Amended and Restated Certificate of Incorporation was duly adopted pursuant to Sections 242 and 245 (and by the written consent of the Corporation’s stockholders in accordance with Section 228) of the General Corporation Law of the State of Delaware to read as follows:

“FIRST. The name of the Corporation is:

Synapse Group, Inc.

SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 7,000 shares. All such shares are of one class and are shares of Common Stock, $10 par value per share.

FIFTH. In recognition that the ultimate parent of the Corporation as of the date hereof (“Parent”) and affiliates of Parent (other than the Corporation and any of its direct or indirect subsidiaries (the “Subsidiaries”)) (collectively, “Parent Affiliates”), and employees, officers, directors and agents of Parent and Parent Affiliates that are also officers or directors of the Corporation or its Subsidiaries (“Parent Officers”), are and will continue to be interested or involved, directly or indirectly, in businesses, opportunities, transactions or activities relating to the marketing of magazines, magazine subscriptions and other products, including, without limitation, directly or through partnership marketing with third parties (e.g. retailers, ticket sellers, television direct marketers, internet sites, banks and airlines) and through various methods (e.g. inbound telemarketing, outbound telemarketing, billing insertions, fundraising and points programs), and including, without limitation, businesses, opportunities, transactions and activities that are similar to or competitive with those engaged in by the Corporation (“Other Parent Businesses”), the provisions of this Article V are set forth to define the conduct of certain affairs of the Corporation as they may involve Other Parent Businesses.

Except as otherwise explicitly agreed between the Corporation and any of Parent or any Parent Affiliate, none of Parent, any Parent Affiliate or any Parent Officer shall be prevented or otherwise restricted in any way from having, undertaking or pursuing such Other Parent Businesses or any transaction related thereto in any manner they deem appropriate and receiving and enjoying profits or other compensation therefrom or otherwise acting, in each case, in a manner that Parent, any Parent Affiliate or any Parent Officer believes to be in their best interests without regard to the interests of the Corporation, its Subsidiaries or the stockholders of the Corporation, and the Corporation, its Subsidiaries and the stockholders of the Corporation hereby renounce any interest or expectancy of the Corporation or its Subsidiaries in, or in being offered an opportunity to participate in, the Other Parent Businesses or any transaction related thereto, including, without limitation, any such opportunities that the Corporation, its Subsidiaries or one or more of its officers, directors or stockholders are presented with or otherwise become aware of None of the Corporation, its Subsidiaries or any of the stockholders of the Corporation shall have any right to object to, or share or participate in, such Other Parent Businesses or any transaction related thereto, and accordingly, none of Parent, any Parent Affiliate or any Parent Officer shall have any obligation to the Corporation, its Subsidiaries or any of the stockholders of the Corporation in connection with Parent’s, any Parent Affiliate’s, or any Parent Officer’s participation in such Other Parent Businesses, all irrespective of the effects upon the Corporation, its Subsidiaries or any of the stockholders of the Corporation. None of Parent or any Parent Affiliate shall be liable to the Corporation, its Subsidiaries or its stockholders for breach of any fiduciary or other duty by reason of such Other Parent Businesses or of such person’s participation therein.

SIXTH. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for

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any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is amended after approval by the stockholders of this Section to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended.

SEVENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.”

EXECUTED at Stamford, Connecticut, on December 20, 2002.

/s/ Michael Loeb
Michael Loeb, President and
Chief Executive Officer

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STATE OF DELAWARE

CERTIFICATE FOR RENEWAL

AND REVIVAL OF CHARTER

The corporation organized under the laws of the State of Delaware, the charter of which was voided for non-payment of taxes and/or for failure to file a complete annual report, now desires to procure a restoration, renewal and revival of its charter pursuant to Section 312 of the General Corporation Law of the State of Delaware, and hereby certifies as follows:

1. The name of the corporation is Synapse Group, Inc.

2. The Registered Office of the corporation in the State of Delaware is located at 1209 Orange Street (street), in the City of Wilmington, County of New Castle Zip Code 19801. The name of the Registered Agent at such address upon whom process against this Corporation may be served is The Corporation Trust Company.

3. The dale of filing of the Corporation’s original Certificate of Incorporation in Delaware was 12/22/1999.

4. The renewal and revival of the charter of this corporation is to be perpetual.

5. The corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D 2010, at which time its charter became inoperative and void for non-payment of taxes and/or failure to file a complete annual report and the certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

By:	/s/ John Kinney
Authorized Officer
Name:	John Kinney
Print or Type

STATE OF DELAWARE CERTIFICATE OF MERGER

Pursuant to Title 8, Section 25l(c) of the Delaware General Corporation Law (the “DGCL”), the undersigned corporation executed the following Certificate of Merger.

1. The name of the surviving corporation is Synapse Group, Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is SynapseConnect, Inc., a Delaware corporation.

2. The Agreement of Merger has been approved, adopted, executed and acknowledged by each of the constituent corporations in accordance with Section 25l(c) of the DGLC.

3. The name of the surviving corporation is Synapse Group, Inc., a Delaware corporation.

4. The Certificate of Incorporation of the surviving corporation, as in effect immediately prior to the merger, shall be the Certificate of Incorporation of the surviving corporation.

5. The merger is to become effective at 11:59 p.m. on December 31, 2019.

6. The Agreement of Merger is on file at 1716 Locust Street, Des Moines, IA 50309, the place of business of the surviving corporation.

7. A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the surviving corporation has caused this Certificate of Merger to be signed by an authorized officer, the 27th day of November 2019.

SYNAPSE GROUP, INC.

By:	/s/ Joseph H. Ceryanec
Name: Joseph H. Ceryanec
Title: President and CEO

[SIGNATURE PAGE TO DELAWARE CERTIFICATE OF MERGER]

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STATE OF DELAWARE CERTIFICATE OF MERGER

Pursuant to Title 8, Section 25l(c) of the Delaware General Corporation Law (the “DGCL”), the undersigned corporation executed the following Certificate of Merger.

1. The name of the surviving corporation is Synapse Group, Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Synapse Ventures, Inc., a Delaware corporation.

2. The Agreement of Merger has been approved, adopted, executed and acknowledged by each of the constituent corporations in accordance with Section 25l(c) of the DGLC.

3. The name of the surviving corporation is Synapse Group, Inc., a Delaware corporation.

4. The Certificate of Incorporation of the surviving corporation, as in effect immediately prior to the merger, shall be the Certificate of Incorporation of the surviving corporation.

5. The merger is to become effective at 11:59 p.m. on December 31, 2019.

6. The Agreement of Merger is on file at 1716 Locust Street, Des Moines, IA 50309, the place of business of the surviving corporation.

7. A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the surviving corporation has caused this Certificate of Merger to be signed by an authorized officer, the 27 day of November 2019.

SYNAPSE GROUP, INC.

By:	/s/ Joseph H. Ceryanec
Name: Joseph H. Ceryanec
Title: President and CEO

[SIGNATURE PAGE TO DELAWARE CERTIFICATE OF MERGER]

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STATE OF DELAWARE CERTIFICATE OF MERGER

Pursuant to Title 8, Section 25l(c) of the Delaware General Corporation Law (the “DGCL”), the undersigned corporation executed the following Certificate of Merger.

1. The name of the surviving corporation is Synapse Group, Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Synapse Retail Ventures, Inc., a Delaware corporation.

2. The Agreement of Merger has been approved, adopted, executed and acknowledged by each of the constituent corporations in accordance with Section 25l(c) of the DGLC.

3. The name of the surviving corporation is Synapse Group, Inc., a Delaware corporation.

4. The Certificate of Incorporation of the surviving corporation, as in effect immediately prior to the merger, shall be the Certificate of Incorporation of the surviving corporation.

5. The merger is to become effective at 11:59 p.m. on December 31, 2019.

6. The Agreement of Merger is on file at 1716 Locust Street, Des Moines, IA 50309, the place of business of the surviving corporation.

7. A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the surviving corporation has caused this Certificate of Merger to be signed by an authorized officer, the 12 day of December 2019.

SYNAPSE GROUP, INC.

By:	/s/ Joseph H. Ceryanec
Name: Joseph H. Ceryanec
Title: President and CEO

[SIGNATURE PAGE TO DELAWARE CERTIFICATE OF MERGER]

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STATE OF DELAWARE CERTIFICATE OF MERGER

Pursuant to Title 8, Section 25l(c) of the Delaware General Corporation Law (the “DGCL”), the undersigned corporation executed the following Certificate of Merger.

1. The name of the surviving corporation is Synapse Group, Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Synapse Direct, Inc., a Delaware corporation.

2. The Agreement of Merger has been approved, adopted, executed and acknowledged by each of the constituent corporations in accordance with Section 25l(c) of the DGLC.

3. The name of the surviving corporation is Synapse Group, Inc., a Delaware corporation.

4. The Certificate of Incorporation of the surviving corporation, as in effect immediately prior to the merger, shall be the Certificate of Incorporation of the surviving corporation.

5. The merger is to become effective at 11:59 p.m. on December 31, 2019.

6. The Agreement of Merger is on file at 1716 Locust Street, Des Moines, IA 50309, the place of business of the surviving corporation.

7. A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the surviving corporation has caused this Certificate of Merger to be signed by an authorized officer, the 12 day of December 2019.

SYNAPSE GROUP, INC.

By:	/s/ Joseph H. Ceryanec
Name: Joseph H. Ceryanec
Title: President and CEO

[SIGNATURE PAGE TO DELAWARE CERTIFICATE OF MERGER]

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